Exhibit 99.1

TD SYNNEX Reports Fiscal 2021 Fourth Quarter and Full Year Results

Fremont, CA and Clearwater, FL, January 11, 2022 – TD SYNNEX (NYSE: SNX) today announced financial results for the fiscal fourth quarter and fiscal year ended November 30, 2021.

	Q4 FY21	Q4 FY20	Net change
Revenue ($M)	$15,611	$6,119	155.1%
Operating income ($M)	$185.4	$200.4	-7.5%
Non-GAAP operating income ($M)(1)	$407.9	$220.6	84.9%
Operating margin	1.19%	3.27%	-208 bps
Non-GAAP operating margin(1)	2.61%	3.61%	-100 bps
Income from continuing operations ($M)	$119.4	$130.1	-8.2%
Non-GAAP income from continuing operations ($M)(1)	$275.8	$146.5	88.2%
Diluted EPS from continuing operations	$1.24	$2.51	-50.6%
Non-GAAP Diluted EPS from continuing operations(1)	$2.86	$2.82	1.4%

“Fiscal Q4 represents our first 90 days together as TD SYNNEX. The team responded to the ongoing supply chain challenges with an unwavering focus, strong execution and collaboration, leading to results ahead of expectations,” said Rich Hume, CEO of TD SYNNEX. “The potential of this company is significant, and we look forward to accelerating growth and value for our customers and partners across the ecosystem, while also making progress on our integration and strategic initiatives.”

Fiscal 2021 Fourth Quarter Highlights

•

Revenue was $15.6 billion, up 155.1% from the prior fiscal fourth quarter primarily due to the impact of the completion of the merger with Tech Data on September 1, 2021. Operating income was $185 million, compared to $200 million, in the prior fiscal fourth quarter. Non-GAAP operating income was $408 million, in fiscal year fourth quarter 2021, compared to $221 million, in the prior fiscal fourth quarter.

•	The trailing fiscal four quarters Return on Invested Capital (“ROIC”) was 13.1% compared to 14.6% in the prior fiscal year fourth quarter. The adjusted trailing fiscal four quarters ROIC was 16.0%.

•	Cash generated from operations was $561 million for the quarter.

•	Prior period financial results of Concentrix (earlier “customer experience services” business of SYNNEX) are excluded from income from continuing operations and presented as discontinued operations.

	FY21	FY20	Net change
Revenue ($M)	$31,614	$19,977	58.3%
Operating income ($M)	$623.2	$521.3	19.5%
Non-GAAP operating income ($M)(1)	$902.1	$586.5	53.8%
Operating margin	1.97%	2.61%	-64 bps
Non-GAAP operating margin(1)	2.85%	2.94%	-9 bps
Income from continuing operations ($M)	$395.1	$334.5	18.1%
Non-GAAP income from continuing operations ($M)(1)	$595.7	$382.4	55.8%
Diluted EPS from continuing operations	$6.24	$6.46	-3.4%
Non-GAAP Diluted EPS from continuing operations(1)	$9.40	$7.38	27.4%

Fiscal 2021 Highlights

•

Revenue was $31.6 billion, up 58.3% from the prior fiscal year. Operating income was $623 million, compared to $521 million, in the prior fiscal year. Non-GAAP operating income was $902 million, in fiscal year 2021, compared to $587 million, in the prior fiscal year.

•	Cash generated from operations was $810 million for the year.

The following statements are based on TD SYNNEX’ current expectations for the fiscal 2022 first quarter and full fiscal year 2022. Non-GAAP financial measures exclude the impact of acquisition, integration and restructuring costs, amortization of intangible assets, share-based compensation, purchase accounting adjustments, and the related tax effects thereon. These statements are forward-looking and actual results may differ materially.

First Quarter Fiscal 2022 Outlook

•	Revenue is expected to be in the range of $14.75 billion to $15.75 billion.

•	Net income is expected to be in the range of $74 million to $134 million and on a non-GAAP basis, net income is expected to be in the range of $245 million to $275 million.

•

Diluted earnings per share is expected to be in the range of $0.77 to $1.39 and on a non-GAAP basis, diluted earnings per share is expected to be in the range of $2.55 to $2.85, based on estimated outstanding diluted weighted average shares of 95.9 million.

Full Year Fiscal 2022 Outlook

•

Diluted earnings per share is expected to be in the range of $4.83 to $5.90 and on a non-GAAP basis, diluted earnings per share is expected to be in the range of $10.80 to $11.20, based on estimated outstanding diluted weighted average shares of 95.9 million. This result represents non-GAAP earnings per share accretion of 30% from legacy SYNNEX standalone results, improved from the initial expectation of 25% at the time of the merger announcement.

Capital Allocation

We are committed to maintaining our investment grade credit ratings, and over the next two to three years, expect to return approximately 50% of our free cash flow to shareholders, balanced between dividends and share repurchases. Our existing $400 million share repurchase authorization remains in place and available for our use.

TD SYNNEX announced today that its Board of Directors declared a quarterly cash dividend of $0.30 per common share, an increase of 50% over the prior quarter. The dividend is payable on January 28, 2022 to stockholders of record as of the close of business on January 21, 2022.

Conference Call and Webcast

TD SYNNEX will host a conference call today to discuss the fiscal 2021 fourth quarter results at 6:00 AM (PT)/9:00 AM (ET).

A live audio webcast of the earnings call will be accessible at ir.synnex.com and a replay of the webcast will be available following the call.

About TD SYNNEX

TD SYNNEX (NYSE: SNX) is a leading global distributor and solutions aggregator for the IT ecosystem. We’re an innovative partner helping more than 150,000 customers in 100+ countries to maximize the value of technology investments, demonstrate business outcomes and unlock growth opportunities. Headquartered in Clearwater, Florida, and Fremont, California, TD SYNNEX’ 22,000 co-workers are dedicated to uniting compelling IT products, services and solutions from 1,500+ best-in-class technology vendors. Our edge-to-cloud portfolio is anchored in some of the highest-growth technology segments including cloud, cybersecurity, big data/analytics, IoT, mobility and everything as a service. TD SYNNEX is committed to serving customers and communities, and we believe we can have a positive impact on our people and our planet, intentionally acting as a respected corporate citizen. We aspire to be a diverse and inclusive employer of choice for talent across the IT ecosystem. For more information, visit TDSYNNEX.com.

(1)Use of Non-GAAP Financial Information

In addition to the financial results presented in accordance with GAAP, TD SYNNEX also uses adjusted selling, general and administrative expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP income from continuing operations, non-GAAP net income, and non-GAAP diluted earnings per share, which are non-GAAP financial measures that exclude acquisition, integration and restructuring costs, the amortization of intangible assets, share-based compensation expense, purchase accounting adjustments and the related tax effects thereon. The Company also uses adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) which excludes other income (expense), net, acquisition, integration and restructuring costs, share-based compensation expense, purchase accounting adjustments and income from discontinued operations. In prior periods, TD SYNNEX has excluded other items relevant to those periods for purposes of its non-GAAP financial measures.

Acquisition, integration and restructuring costs typically consist of acquisition, integration, restructuring and divestiture related costs and are expensed as incurred. These expenses primarily represent costs for legal, banking, consulting and advisory services, and debt extinguishment fees. From time to time, this category may also include transaction-related gains/losses on divestitures/spin-off of businesses.

TD SYNNEX’ acquisition activities have resulted in the recognition of intangible assets which consist primarily of customer relationships, vendor lists and trade names. Definite-lived intangible assets are amortized over their estimated useful lives and are tested for impairment when events indicate that the carrying value may not be recoverable. The amortization of intangible assets is reflected in the Company’s statements of operations. Although intangible assets contribute to the Company’s revenue generation, the amortization of intangible assets does not directly relate to the sale of the Company’s products. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of the Company’s acquisition activity. Accordingly, the Company believes excluding the amortization of intangible assets, along with the other non-

GAAP adjustments which neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance and to analyze underlying business performance and trends. Intangible asset amortization excluded from the related non-GAAP financial measure represents the entire amount recorded within the Company’s GAAP financial statements, and the revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. Intangible asset amortization is excluded from the related non-GAAP financial measure because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised.

Share-based compensation expense is a non-cash expense arising from the grant of equity awards to employees based on the estimated fair value of those awards. Although share-based compensation is an important aspect of the compensation of our employees, the fair value of the share-based awards may bear little resemblance to the actual value realized upon the vesting or future exercise of the related share-based awards and the expense can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Given the variety and timing of awards and the subjective assumptions that are necessary when calculating share-based compensation expense, TD SYNNEX believes this additional information allows investors to make additional comparisons between our operating results from period to period.

Purchase accounting adjustments are primarily related to the impact of purchase accounting on the recognition of certain consideration received from vendors related to the merger with Tech Data.

Trailing fiscal four quarters ROIC is defined as the last four quarters’ tax effected operating income divided by the average of the last five quarterly balances of borrowings (excluding book overdraft) and equity, net of cash. Adjusted ROIC is calculated by excluding the tax effected impact of non-GAAP adjustments from operating income and by excluding the cumulative tax effected impact of current and prior period non-GAAP adjustments on equity.

TD SYNNEX also uses free cash flow, which is cash flow from operating activities, reduced by purchases of property and equipment. TD SYNNEX uses free cash flow to conduct and evaluate its business because, although it is similar to cash flow from operations, TD SYNNEX believes it is an additional useful measure of cash flows since purchases of fixed assets are a necessary component of ongoing operations. Free cash flow reflects an additional way of viewing TD SYNNEX’ liquidity that, when viewed with its GAAP results, provides a more complete understanding of factors and trends affecting its cash flows. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. For example, free cash flow does not incorporate payments for business acquisitions. Therefore, TD SYNNEX believes it is important to view free cash flow as a complement to its entire consolidated statements of cash flows.

TD SYNNEX management uses non-GAAP financial measures internally to understand, manage and evaluate the business, to establish operational goals, and in some cases for measuring performance for compensation purposes. These non-GAAP measures are intended to provide investors with an understanding of TD SYNNEX’ operational results and trends that more readily enable investors to analyze TD SYNNEX’ base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends, as well as for planning and forecasting in future periods. Management believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with TD SYNNEX’ consolidated financial statements prepared in accordance with GAAP. A reconciliation of TD SYNNEX’ GAAP to non-GAAP financial information is set forth in the supplemental tables at the end of this press release.

Safe Harbor Statement

Statements in this news release regarding TD SYNNEX that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These forward-looking statements include, but are not limited to, statements regarding strategies and objectives of TD SYNNEX for future operations; our expectations and outlook for the fiscal 2022 first quarter as to revenue, net income, non-GAAP net income, diluted earnings per share, non-GAAP diluted earnings per share, and outstanding diluted weighted average shares; our expectations and outlook for the full year fiscal 2022 as to diluted earnings per share, non-GAAP diluted earnings per share, and outstanding diluted weighted average shares; and the anticipated benefits of the non-GAAP financial measures.

The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that the legacy SYNNEX and legacy Tech Data businesses will not be integrated successfully or realize the anticipated benefits of the combined company; new or ongoing effects of the COVID-19 pandemic; the unfavorable outcome of any legal proceedings that have been or may be instituted against us; the ability to retain key personnel; general economic conditions and any weakness in information technology and consumer electronics spending; the loss or consolidation of one or more of our significant original equipment manufacturer, or OEM, suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; changes in tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and integration customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers and negative trends in their businesses; any future incidents of theft; the declaration, timing and payment of dividends, and the Board’s reassessment thereof; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2020 and subsequent SEC filings. Statements included in this press release are based upon information known to TD SYNNEX as of the date of this release, and TD SYNNEX assumes no obligation to update information contained in this press release.

Copyright 2022 TD SYNNEX CORPORATION. All rights reserved. TD SYNNEX, the TD SYNNEX Logo, and all other TD SYNNEX company, product and services names and slogans are trademarks or registered trademarks of TD SYNNEX Corporation. Other names and marks are the property of their respective owners.

Contacts:

Liz Morali

Investor Relations

510-668-8436

ir@synnex.com

Bobby Eagle

Global Corporate Communications

727-538-5864

bobby.eagle@techdata.com

TD SYNNEX Corporation

Consolidated Balance Sheets

(currency and share amounts in thousands, except par value)

(Amounts may not add due to rounding)

(unaudited)

	November 30, 2021	November 30, 2020
ASSETS
Current assets:
Cash and cash equivalents	$993,973	$1,412,016
Accounts receivable, net	8,310,032	2,791,703
Receivables from vendors, net	1,118,963	286,327
Inventories	6,642,915	2,684,076
Other current assets	668,261	173,940
Current assets of discontinued operations	—	1,421,065
Total current assets	17,734,144	8,769,127
Property and equipment, net	483,443	157,645
Goodwill	3,917,276	423,885
Intangible assets, net	4,913,124	186,047
Other assets, net	618,393	177,706
Noncurrent assets of discontinued operations	—	3,754,180
Total assets	$27,666,380	$13,468,590

LIABILITIES AND EQUITY
Current liabilities:
Borrowings, current	$181,256	$124,958
Accounts payable	12,034,946	3,751,240
Other accrued liabilities	2,017,253	768,054
Current liabilities of discontinued operations	—	985,840
Total current liabilities	14,233,455	5,630,092
Long-term borrowings	3,955,176	1,496,700
Other long-term liabilities	556,134	130,296
Deferred tax liabilities	1,015,640	5,836
Noncurrent liabilities of discontinued operations	—	1,866,807
Total liabilities	19,760,405	9,129,730
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 98,204 and 53,671 shares issued as of November 30, 2021 and 2020, respectively	98	54
Additional paid-in capital	7,271,337	1,591,536
Treasury stock, 2,633 and 2,538 shares as of November 30, 2021 and 2020, respectively	(201,139)	(191,216)
Accumulated other comprehensive loss	(336,194)	(194,571)
Retained earnings	1,171,873	3,133,058
Total stockholders' equity	7,905,975	4,338,860
Total liabilities and equity	$27,666,380	$13,468,590

TD SYNNEX Corporation

Consolidated Statements of Operations

(currency and share amounts in thousands, except per share amounts)

(Amounts may not add due to rounding)

(unaudited)

	Three Months Ended		Fiscal Year Ended
	November 30, 2021	November 30, 2020	November 30, 2021	November 30, 2020
Revenue	$15,611,266	$6,118,836	$31,614,169	$19,977,150
Cost of revenue	(14,668,096)	(5,752,179)	(29,724,635)	(18,783,292)
Gross profit	943,170	366,657	1,889,534	1,193,858
Acquisition, integration and restructuring costs	(102,086)	(5,782)	(112,150)	(7,414)
Selling, general and administrative expenses	(655,719)	(160,495)	(1,154,166)	(665,102)
Operating income	185,365	200,380	623,218	521,341
Interest expense and finance charges, net	(86,066)	(19,491)	(157,835)	(79,023)
Other income (expense), net	(1,608)	(5,167)	1,102	(6,172)
Income from continuing operations before income taxes	97,691	175,721	466,485	436,146
Benefit (provision) for income taxes	21,749	(45,586)	(71,416)	(101,609)
Income from continuing operations	119,440	130,135	395,069	334,538
Income from discontinued operations, net of taxes	—	85,017	—	194,622
Net Income	$119,440	$215,152	$395,069	$529,160
Earnings per common share:
Basic
Continuing operations	$1.24	$2.52	$6.28	$6.50
Discontinued operations	—	1.65	—	3.78
Net income	$1.24	$4.17	$6.28	$10.28
Diluted
Continuing operations	$1.24	$2.51	$6.24	$6.46
Discontinued operations	—	1.64	—	3.76
Net income	$1.24	$4.14	$6.24	$10.21
Weighted-average common shares outstanding:
Basic	95,464	51,048	62,239	50,900
Diluted	95,873	51,432	62,698	51,237

TD SYNNEX Corporation

Reconciliation of GAAP to Non-GAAP financial measures

(currency in thousands)

(Amounts may not add due to rounding)

	Three Months Ended		Fiscal Year Ended
	November 30, 2021	November 30, 2020	November 30, 2021	November 30, 2020
Selling, general and administrative expenses
GAAP selling, general and administrative expenses	$757,805	$166,277	$1,266,316	$672,516
Acquisition, integration and restructuring costs	102,082	5,782	112,150	7,414
Amortization of intangibles	77,204	10,018	105,332	40,148
Share-based compensation	14,932	4,410	33,078	17,631
Purchase accounting adjustments	4,876	—	4,876	—
Adjusted selling, general and administrative expenses	$558,711	$146,067	$1,010,880	$607,323

	Three Months Ended		Fiscal Year Ended
	November 30, 2021	November 30, 2020	November 30, 2021	November 30, 2020
Operating income and Operating margin
Consolidated
Revenue	$15,611,266	$6,118,836	$31,614,169	$19,977,150

GAAP operating income	$185,365	$200,380	$623,218	$521,341
Acquisition, integration and restructuring costs	102,082	5,782	112,150	7,414
Amortization of intangibles	77,204	10,018	105,332	40,148
Share-based compensation	14,932	4,410	33,078	17,631
Purchase accounting adjustments	28,353	—	28,353	—
Non-GAAP operating income	$407,936	$220,590	$902,131	$586,534

GAAP operating margin	1.19%	3.27%	1.97%	2.61%
Non-GAAP operating margin	2.61%	3.61%	2.85%	2.94%

	Three Months Ended		Fiscal Year Ended
	November 30, 2021	November 30, 2020	November 30, 2021	November 30, 2020
Adjusted EBITDA
Net income	$119,440	$215,152	$395,069	$529,160
Interest expense and finance charges, net	86,066	19,491	157,835	79,023
(Benefit) provision for income taxes	(21,749)	45,586	71,416	101,609
Depreciation	27,432	7,273	44,232	24,923
Amortization of intangibles	77,204	10,018	105,332	40,148
EBITDA	$288,393	$297,520	$773,884	$774,863
Other (income) expense, net	1,608	5,167	(1,102)	6,172
Acquisition, integration and restructuring costs	102,082	8,035	112,150	9,667
Share-based compensation	14,932	4,410	33,078	17,631
Purchase accounting adjustments	28,353	—	28,353	—
Income from discontinued operations	—	(85,017)	—	(194,622)
Adjusted EBITDA	$435,368	$230,115	$946,363	$613,711

TD SYNNEX Corporation

Reconciliation of GAAP to Non-GAAP financial measures

(currency and share amounts in thousands, except per share amounts)

(Amounts may not add due to rounding)

(continued)

	Three Months Ended		Fiscal Year Ended
	November 30, 2021	November 30, 2020	November 30, 2021	November 30, 2020
Income from continuing operations
Income from continuing operations	$119,440	$130,135	$395,069	$334,538
Acquisition, integration and restructuring costs	146,001	8,035	159,194	9,667
Amortization of intangibles	77,204	10,018	105,332	40,148
Share-based compensation	14,932	4,410	33,078	17,631
Purchase accounting adjustments	28,353	—	28,353	—
Income taxes related to the above	(65,184)	(6,056)	(80,375)	(19,557)
Income tax capital loss carryback	(44,968)	—	(44,968)	—
Non-GAAP income from continuing operations	$275,778	$146,542	$595,683	$382,427

Diluted earnings per common share ("EPS")(1)
Income from continuing operations	$119,440	$130,135	$395,069	$334,538
Less: income from continuing operations allocated to participating securities	(825)	(1,243)	(4,018)	(3,736)
Income from continuing operations attributable to common stockholders	118,615	128,892	391,051	330,802
Acquisition, integration and restructuring costs attributable to common stockholders	144,947	7,958	157,568	9,562
Amortization of intangibles attributable to common stockholders	76,646	9,922	104,256	39,712
Share-based compensation attributable to common stockholders	14,824	4,368	32,740	17,440
Purchase accounting adjustments attributable to common stockholders	28,148	—	28,063	—
Income taxes related to the above attributable to common stockholders	(64,713)	(5,998)	(79,554)	(19,345)
Income tax capital loss carryback attributable to common stockholders	(44,643)	—	(44,509)	—
Non-GAAP income from continuing operations attributable to common stockholders	$273,824	$145,142	$589,616	$378,172

Weighted-average number of common shares - diluted:	95,873	51,432	62,698	51,237

Diluted EPS from continuing operations(1)	$1.24	$2.51	$6.24	$6.46
Acquisition, integration and restructuring costs	1.51	0.15	2.51	0.19
Amortization of intangibles	0.80	0.19	1.66	0.78
Share-based compensation	0.15	0.08	0.52	0.34
Purchase accounting adjustments	0.29	—	0.45	—
Income taxes related to the above	(0.67)	(0.12)	(1.27)	(0.38)
Income tax capital loss carryback	(0.47)	—	(0.71)	—
Non-GAAP Diluted EPS from continuing operations(1)	$2.86	$2.82	$9.40	$7.38

TD SYNNEX Corporation

Reconciliation of GAAP to Non-GAAP financial measures

(Amounts may not add due to rounding)

(continued)

	Three Months Ended		Fiscal Year Ended
(Currency in thousands)	November 30, 2021	November 30, 2020	November 30, 2021	November 30, 2020
Net cash provided by operating activities [Continuing operations]	$560,993	$219,198	$809,787	$1,378,925
Purchases of property and equipment [Continuing operations]	(40,781)	(5,534)	(54,892)	(26,633)
Free cash flow [Continuing operations]	$520,211	$213,664	$754,895	$1,352,292

	Forecast
	Three Months Ending February 28, 2022
(Amounts in millions, except per share amounts)	Low	High
Net income	$74	$134
Acquisition, integration and restructuring costs	100	80
Amortization of intangibles	85	75
Share-based compensation	8	8
Purchase accounting adjustments(2)	35	25
Income taxes related to the above	(57)	(47)
Non-GAAP net income	$245	$275

Diluted EPS(1)	$0.77	$1.39
Acquisition, integration and restructuring costs	1.04	0.83
Amortization of intangibles	0.88	0.78
Share-based compensation	0.08	0.08
Purchase accounting adjustments(2)	0.36	0.26
Income taxes related to the above	(0.59)	(0.49)
Non-GAAP Diluted EPS	$2.55	$2.85

	Forecast
	Fiscal Year Ending November 30, 2022
	Low	High
Diluted EPS(1)	$4.83	$5.90
Acquisition, integration and restructuring costs	2.76	2.35
Amortization of intangibles	3.42	3.21
Share-based compensation	0.43	0.38
Purchase accounting adjustments(2)	1.24	1.04
Income taxes related to the above	(1.89)	(1.67)
Non-GAAP Diluted EPS	$10.80	$11.20

(1) Diluted EPS is calculated using the two-class method. Unvested restricted stock awards granted to employees are considered participating securities. For purposes of calculating Diluted EPS, income from continuing operations allocated to participating securities was approximately 0.7% and 1.0% of income from continuing operations for the three months ended November 30, 2021 and 2020, and approximately 1.0% and 1.1% of income from continuing operations for the years ended November 30, 2021 and 2020, respectively. Net income allocable to participating securities is estimated to be approximately 0.7% of the forecast Net income for the three months ending February 28, 2022 and the fiscal year ending November 30, 2022.

(2) Purchase accounting adjustments are primarily related to certain consideration received from vendors.

TD SYNNEX Corporation

Calculation of Financial Metrics

(currency in thousands)

(Amounts may not add or compute due to rounding)

Return on Invested Capital ("ROIC")

	November 30, 2021	November 30, 2020
ROIC
Operating income (trailing fiscal four quarters)	$623,218	$521,342
Income taxes on operating income(1)	(95,415)	(120,378)
Operating income after taxes	$527,803	$400,964

Total invested capital comprising equity and borrowings, less cash (last five quarters average)(2)	$4,015,586	$2,751,296

ROIC	13.1%	14.6%

Adjusted ROIC
Non-GAAP operating income (trailing fiscal four quarters)	$902,131	$586,535
Income taxes on Non-GAAP operating income(1)	(223,999)	(140,065)
Non-GAAP operating income after taxes	$678,132	$446,470

Total invested capital comprising equity and borrowings, less cash (last five quarters average)(2)	$4,015,586	$2,751,296
Tax effected impact of cumulative non-GAAP adjustments (last five quarters average)	212,535	128,989
Total Non-GAAP invested capital (last five quarters average)(2)	$4,228,121	$2,880,285

Adjusted ROIC	16.0%	15.5%

(1) Income taxes on GAAP operating income was calculated using the effective year-to-date tax rates during the respective periods. Income taxes on non-GAAP operating income was calculated by excluding the tax effect of taxable and deductible non-GAAP adjustments using the effective year-to-date tax rate during the respective periods.

(2) Invested capital for the fiscal quarters preceding the quarter ended February 28, 2021 are based on pro forma presentation to reflect the separation of the Company’s erstwhile Concentrix reportable segment into an independent public company on December 1, 2020.

TD SYNNEX Corporation

Calculation of Financial Metrics

(currency in thousands)

(Amounts may not add or compute due to rounding)

(continued)

Cash Conversion Cycle

		Three Months Ended
		November 30, 2021	November 30, 2020
Days sales outstanding
Revenue	(a)	$15,611,266	$6,118,836
Accounts receivable, net	(b)	8,310,032	2,791,703
Days sales outstanding	(c) = (b)/((a)/the number of days during the period)	48	42

Days inventory outstanding
Cost of revenue	(d)	$14,668,096	$5,752,179
Inventories	(e)	6,642,915	2,684,076
Days inventory outstanding	(f) = (e)/((d)/the number of days during the period)	41	42

Days payable outstanding
Cost of revenue	(g)	$14,668,096	$5,752,179
Accounts payable	(h)	12,034,946	3,751,240
Days payable outstanding	(i) = (h)/((g)/the number of days during the period)	75	59

Cash conversion cycle	(j) = (c)+(f)-(i)	14	25